UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934

UNDER SECTION 12(B) OR (G) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission file number ______

DIGIPATH, INC.
(Name of Small Business Issuer in its charter)

Nevada	27-3601979
(State or other jurisdiction of incorporation or formation)	(I.R.S. employer identification number)

1328 W. Balboa Blvd. Suite C
Newport Beach, CA	92661
(Address of principal executive offices)	(Zip Code)

Issuer's telephone number: (702) 527-2060
Issuer’s facsimile: (949) 258-5379

Securities to be registered under Section 12(b) of the Act: None

Securities to be registered under Section 12(g) of the Exchange Act:

Title of each class to be registered

Common Stock, $.001

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition for “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☐¨	Accelerated Filer	☐¨

Non-Accelerated Filer	☐¨	Smaller Reporting Company	☑

EXPLANATORY NOTE

We are filing this General Form for Registration of Securities on Form 10 to voluntarily register our common stock, par value $0.001 per share (the “Common Stock”), pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Once this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this registration statement to “DigiPath, Inc.,” the “Company,” “we,” “our” or “us” means DigiPath, Inc.

FORWARD LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance, and actual results could differ from those contemplated by these forward looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In the light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. We do not undertake any obligation to update or revise any forward-looking statements.

ITEM 1.  BUSINESS

(a) Business Development
DigiPath, Inc., a Nevada corporation (“DigiPath,” “Company,” “we,” “us,” or “our”), was incorporated on October 5, 2010 in Nevada.  The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7.

(b) Business of Issuer
DigiPath focuses on the business of providing advisory services for clients involved within healthcare.  Services range the full breadth of management operations for marketing, product development, sales, outreach, operations, customer service, regulatory, and financial.  Clients include Manufacturer (hardware and software), Distribution & Service Firms (USA, Canada, Europe, Middle East, Asia, Latin America), Laboratories (reference, hospital owned, independent), Private Pathology Practices (associated with hospitals), and Centers of Excellence (USA, Canada, Europe, Middle East, Asia, Latin America).

DigiPath is your Healthcare Technology advisors to improve the care of your patients.  For over cumulative 60 years, the DigiPath’s team has focused on adoption of digital pathology within the healthcare community.

The DigiPath team provides advisory services to ensure your digital pathology solutions provide 1) improved patient care; 2) exceed your return on investment goals; 3) minimize any operational inefficiency; and 4) provide a means for your firm to stay competitive.

In all DigiPath advisory services, DigiPath uses a proprietary methodology services platform, 6D Focus Methodology.  DigiPath can provide services for all steps, or teach the stakeholders team on how to implement each step.  DigiPath tailors advisory services to your individual firms’ expertise.

DigiPath advisors use industry standards, best practices, and reputable products to provide a platform that supports your specified stakeholder needs.  The 6D Focus Methodology ensures that our client’s needs are met for today and tomorrow.

DigiPath provides the expertise in accelerating the adoption of digital pathology.  DigiPath provides advisory services to the many digital pathology stakeholders.  With this adoption, patients care will greatly improve.  DigiPath provides advisory service for all the stakeholders including;

•	Manufacturer (hardware and software)
•	Distribution & Service Firms (USA, Canada, Europe, Middle East, Asia, Latin America)
•	Laboratories (reference, hospital owned, independent)
•	Private Pathology Practices (associated with hospitals)
•	Centers of Excellence (USA, Canada, Europe, Middle East, Asia, Latin America)

DigiPath’s advisory services are about collaboration with our stakeholders.  Consulting is about collaboration. Bringing together the client’s functional expertise and DigiPath’s process expertise is the secret of assuring a return on investment from DigiPath advisory services.  DigiPath offers advisory services throughout the workflow for the difference stakeholders, including marketing, product development, outreach & sales, operations, customer service, regulatory, and financial services.

The Marketing services include:
•	Domestic & International market review
•	Competitive analysis
•	Pricing analysis
•	Packaging analysis
•	Strategic partners evaluations

The Product Development services include:
•	Market research documentation
•	Product research documentation
•	Technical research documentation
•	Quality assurance process & policy
•	Quality & ISO compliance

The Outreach & Sales services include:
•	CRM planning & Prospect identification
•	Distribution partner evaluation
•	Staffing & commission assistance
•	Sales process training
•	Sales operational planning

The Operation services include:
•	Workflow review, analysis, & recommendations
•	Change management coaching
•	Information technology integration
•	SOP documentation & training support

The Customer Service services include:
•	Institution of strategy for managing your company’s interaction with customers, clients and sales prospects through organization, automation and synchronization of your business processes.

Workflow review:
•	Change management coaching
•	Information technology integration
•	SOP documentation
•	Quality process assistance

Financial services include:
•	Capitalization assistance
•	Asset & Account Receivables financing finance
•	Return on Investment analysis
•	Strategic partnering, merger, and acquisition planning & execution
•	Billing & Collections process & appeals
•	Vendor selection, management, & negotiation

Plan of Operations

In all DigiPath advisory services, DigiPath uses a proprietary methodology services platform, 6D Focus Methodology.  DigiPath can provide services for all steps, or teach the stakeholders team on how to implement each step.  DigiPath tailors advisory services to your individual firms’ needs and expertise.

DigiPath advisors use industry standards, best practices, and reputable products to provide a platform that supports your specified stakeholder needs.  The 6D Focus Methodology ensures that our client’s needs are met for today and tomorrow.

Step 1 Discover
The DigiPath in-depth data-gathering process gives us a “behind the scenes” look at the digital pathology market, the individual stakeholder’s business, and combined impacts for patients, market, and the stakeholder’s business.

Step 2 Diagnose
Based on step 1, the DigiPath team provides a diagnoses how specific stakeholder problems, processes, shortfalls, quality, and/or competitive concerns.  Step 2 includes the recommendations on DigiPath advisory service areas which can deliver the stakeholder’s benefits.

Step 3 Design
DigiPath team designs solutions to overcome issues identified in step 1 and 2.  Solutions can be based on the specific advisory service areas; marketing, product development, outreach & sales, operations, customer service, regulatory, or financial.

Step 4 Deliver
If the stakeholder chooses, DigiPath can assist with delivering solutions for the Step 3 design.  The advisory services delivery may include strategic planning, design, procurement, consulting, project management, implementation, testing, training, and documentation.

Step 5 Defect
Once a recommendation is delivered, a defect review and improvement plan is critical for the recommendation’s success.  DigiPath can provide a platform for defect review and continued quality assurance.

Step 6 Distribute
As a solution distributes within your organization, a proactive approach to maintenance and support ensures the return on investment is provided to your firm’s goals.  DigiPath can provide continued evaluation and advisory services to ensure the return on investment goals are met.

Target Clients

DigiPath provides the expertise in accelerating the adoption of digital pathology.  DigiPath provides advisory services to the many digital pathology stakeholders.  With this adoption, patients care will greatly improve.  DigiPath provides advisory service for all the stakeholders including;

•	Manufacturer (hardware and software)
•	Distribution & Service Firms (USA, Canada, Europe, Middle East, Asia, Latin America)
•	Laboratories (reference, hospital owned, independent)
•	Private Pathology Practices (associated with hospitals)
•	Centers of Excellence (USA, Canada, Europe, Middle East, Asia, Latin America)

There are over 250 potential clients.  Manufacturer (hardware and software) clients may include 3D Histech, MikroScan, Medica, CRI, Aperio, Hamamatsu, Aurora Interactive, iPath,  Leica, and SlidePath.

Distribution & Service Firms include Cassling, Olympus USA, Nikon Instruments, Zeiss Instruments, CRI, and other international based firms.  Laboratories include LabCorp, Quest, BioReference, UniPath, ProPath, and Caris.  Private Pathology Practices include over 400 small business entities throughout the USA.  Centers of Excellence include University of Nebraska, Creighton University, University of Kansas, MD Anderson Cancer Center, John Hopkins, and University of Iowa.

Competitive Conditions

Competition does not exist in a traditional manner.  DigiPath will be providing value added advisory services to benefit the different stakeholders in digital pathology.  Some firms which we identified as clients may provided competitive services.

Industry

PubMed has over 150 documented articles about how digital pathology provides improved patient care.  These improvement areas include faster diagnosis time, more accurate diagnosis, more reproducible diagnosis, and probable lower medical costs.  The improvement areas are a result of digital pathology means to provide faster turnaround time, faster access to sub-specialist, fast access to 2nd opinion, and more cost effective medical diagnosis’s.

The Digital Pathology Association defines digital pathology as; Digital pathology is a dynamic, image-based environment that enables the acquisition, management and interpretation of pathology information generated from a digitized glass slide.

Digital pathology is rapidly gaining momentum as a proven and essential technology that is helping to reduce laboratory expenses, improve operational efficiency, enhance productivity, and improve treatment decisions and patient care. It is used worldwide in drug development, reference lab, hospital, and academic medical center settings. Applications include education, research, image analysis, archival and retrieval, LIS/LIMS integration, secondary consultations, and virtual slide sharing.”

Laboratory Economics issued a report entitled Adoption Trends in Digital Pathology (Volume 5, No. 6, June 2010).  The report stated;

"Nearly everyone agrees that digital imaging will play a big role in pathology in the future. Academic medical centers, commercial labs and large independent pathology labs are rapidly installing digital pathology systems. But its use in reimbursable clinical diagnostics is currently limited. Twenty-two percent of pathology groups and labs currently have a digital imaging system in place, according to Laboratory Economics Digital Pathology Trends Survey conducted in June 2010. Ten-percent  plan to add a system within 12 months and another 10% within the next 12-to-24 months.

Today, education and training is the most common use for labs using digital pathology. The biggest barrier to more clinical use is the cost of scanning digital slides, which don’t eliminate the need to first prepare glass slides. Among surveyed labs using digital pathology, 72% are using it for education and/or training, according to Lab Economics’ Digital Pathology Trends Survey. Sixty-three percent use it for second opinions and/or consultations, and 62% for quantitative immunohistochemistry for HER2 scoring. In terms of market share, 44% of digital pathology users have an Aperio system; BioImagene has a 16% share; Ventana, 9%; and Olympus, 8%. Other vendors have a combined 23% share, including Nikon, Leica Microsystems and Dmetrix.

More than half of surveyed labs without digital pathology cited "too expensive" as a barrier to adoption. Another 36% said traditional pathology/microscope works fine and 23% had LIS integration concerns. Only 15% said digital pathology systems were too slow and only 3% had concerns about image resolution."

The Company’s principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through the growth of revenues.

We presently have no employees apart from our management. Currently, we utilize consultants to gather new business leads.  We expect to grow the number of our employees as we bring on new clients and there is stability in our revenues.

Trade Names, Trademarks and Service Marks

We may, as circumstances require, develop and implement DigiPath trademarks and/or service marks which will enhance a customer's ability to identify the Company, as well as the products and services to be offered by the Company.

Currently, we have developed and implemented our DigiPath trademarks and/or service marks, and have not filed an application to register the DigiPath any trademarks. Furthermore, we are unaware of names similar to the trade names to be used by us which are used by other persons.

Our overall policy will be to pursue registration of our marks whenever possible and to oppose vigorously any infringement of its marks. There can be no assurance that if and when we develop and implement our trademarks and/or service marks, that such trademarks and/or service marks will afford protection against competitors with similar products and services. There can also be no assurance that our trademarks and/or service marks will not be infringed upon or designed around by others, or that we can adequately prosecute or defend any infringements.

(c) Reports to security holders.

(1) The Company is not required to deliver an annual report to security holders and at this time does not anticipate the distribution of such a report.

(2) The Company will file reports with the SEC. The Company will be a reporting company and will comply with the requirements of the Exchange Act.

(3) The public may read and copy any materials the Company files with the SEC at the SEC's Public Reference Room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Additionally, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which can be found at http://www.sec.gov.

ITEM 1.A	RISK FACTORS

An investment in the Company is highly speculative in nature and involves an extremely high degree of risk.

We are a development stage company and expect to have losses until operations begin.

We are a development stage company.  Thus, we have a limited operating history upon which investors may rely to evaluate our prospects and have only a preliminary business plan upon which investors may consider to evaluate our prospects.  Such prospects must be considered in light of the problems, expenses, delays and complications associated with a business that seeks to commence more significant revenue operations. We commenced operations on October 5, 2010 as such we have no historical operating history. We expect to continue to incur operating losses until such time, if ever, as we are able to achieve sufficient levels of revenue from operations.  We anticipate that our existing cash and cash equivalents will not be sufficient to fund our business needs. Our ability to commence revenue operations and achieve profitability will depend on our obtaining additional capital, entering into satisfactory agreements with strategic partners, acquiring the Digital Pathology consulting and finding customers for such technology.  There can be no assurance that we will ever generate revenues or achieve profitability. Accordingly, the extent of future losses and the time required to achieve profitability, if ever, cannot be predicted at this point.

Investors may lose all of their investment in us.

Investment in us involves a high degree of risk.  Investors may never recoup all or part of or realized any return on their investment.  Accordingly, investors may lose all of their investment and must be prepared to do so.

There is currently no trading market for our common stock.

5,000,000 of the 5,000,000 outstanding shares of common stock are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. There can be no assurance that we will ever meet these conditions and any purchases of our shares are subject to these restrictions on resale. A purchase of our shares may never be available for resale

We have no revenue and cannot assure that we will have revenue or profits in the future.

We have not and currently are not generating any revenue while in our development stage. We are incurring operating losses and cannot assure the investors that we will generate revenue or be profitable in the future.  Continued losses could cause us to limit our operations in order to preserve working capital.

Substantially all of our business activities will be overseas and we will be subject to all of the risks of international operations.

We expect that substantially all of our operations will involve performing distribution and selling services and products related to and licenses for this technology to buyers in other international markets. Thus, substantially all of our business operations will be subject to the risks of international operations.  Our business, financial condition, and results of operations could be materially adversely affected by changes or uncertainties in the political or economic climates, laws, regulations, tariffs, duties, import quotas, or other trade, intellectual property or tax policies in other foreign countries.  We will also be subject to adverse exchange rate fluctuations among other currencies and the U.S. dollar since we anticipate that any revenue generated as well as and costs and expenses for our operations overseas will be denominated in foreign currency.

We will continue to incur the expenses of complying with public company reporting requirements.

We have an obligation to continue to comply with the applicable reporting requirements of the Exchange Act even though compliance with such reporting requirements is economically burdensome.

We may experience difficulties in the future in complying with Section 404 of the Sarbanes-Oxley Act.

As a public company, we will be required to evaluate our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.  In this regard, we will be required to comply with the internal control requirements of Section 404 of the Sarbanes-Oxley Act for each fiscal year ending on or after December 31, 2010.  If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation.  Any inability to provide reliable financial reports could harm our business.  Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations.

If we fail to maintain proper and effective internal controls in future periods, it could adversely affect our operating results, financial condition and our ability to run our business effectively and could cause investors to lose confidence in our financial reporting.

We may need additional financing.

Our cash requirements may vary materially from those now planned depending on numerous factors, including our ability to obtain the Digital Pathology consulting, finding customers to use such technology and competition. If are not able to attract and retain customers, we may not have sufficient funds to institute our business plan.  We therefore would need to raise additional funds to finance our capital requirements through new financings to achieve the level of operations we anticipate.  Such financings could include equity financing, which may be dilutive to stockholders, or debt financing, which would likely restrict our ability to borrow from other sources.  In addition, such securities may contain rights, preferences or privileges senior to those of the rights of our current stockholders.  We do not have any commitments for additional financing.  There can be no assurance that additional funds will be available on terms attractive to us, or at all.  If adequate funds are not available, we may be required to curtail our development of the Digital Pathology consulting and/or otherwise materially reduce our operations.  Any inability to raise adequate funds could have a material adverse effect on our business, results of operation and financial condition.

We will require additional funding to pursue our business plan.

We may need additional funding to build out our sales and marketing consulting force.  Based upon our proposed business strategy, we may require additional funding in the future.  If we cannot obtain capital through financings or otherwise, our ability to execute our exploration plans and achieve our business objectives may be greatly limited.  We have had limited operations to date and the formation and planning of the business have been conducted by our officer and director.  Our future cash flows and the availability of financing will be subject to a number of variables, including changes in the financial markets and potential competitive actions by larger and better capitalized companies.

Our success will, to a large extent, depend on and experience of our officers and directors.

Our officers and directors will be responsible for the management and control of the Company.  Our success will, to a large extent, depend on the quality of the management provided by Eric Stoppenhagen, our CEO.  Although our officers and directors believe that they have the ability to manage the Company, they can give no assurance that their efforts will result in success.  Stockholders have no right or power to take part in the management of the Company.  Accordingly, no person should purchase any of the Shares offered hereby unless he is willing to entrust all aspects of the management of the Company to the officers and directors.

We may have difficulty managing growth in our business.

Assuming we are successful in commencing revenue generating activities, because of our small size and the relatively large scale of operations required for our business to yield revenue, growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities, there will be additional demands on these resources.  The failure to continue to upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including issues relating to our consulting and distribution efforts related to digital pathology and retention of experienced sales consultants, scientists, and managers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan.  If we are unable to implement these actions in a timely manner, our results may be adversely affected.

If we borrow money to expand our business, we will face the risks of leverage.

We anticipate that we may in the future incur debt for financing our growth.  Our ability to borrow funds will depend upon a number of factors, including the condition of the financial markets.  The risk of loss in such circumstances is increased because we would be obligated to meet fixed payment obligations on specified dates regardless of our revenue.  If we do not meet our debt service payments when due, we may sustain the loss of our equity investment in any of our assets securing such debt upon the foreclosure on such debt by a secured lender.

Our stock price is likely to be highly volatile because of several factors, including a limited public float.

The market price of our stock is likely to be highly volatile because there has been a relatively thin trading market for our stock, which causes trades of small blocks of stock to have a significant impact on our stock price. You may not be able to resell our common stock following periods of volatility because of the market’s adverse reaction to volatility.

Other factors that could cause such volatility may include, among other things:

•	announcements concerning our strategy;

•	litigation; and

•	general market conditions.

Our common stock is considered a “penny stock,” any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability.

We currently are not on an exchange.  We plan to list on the OTC Bulletin Board. To the extent we are successful, our common stock is considered a “penny stock” because it is quoted and traded on the OTC Bulletin Board (“OTCBB”) and it trades for less than $5.00 per share.  The OTCBB is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets or the New York Stock Exchange.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market.  The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock.

Since our common stock will be subject to the regulations applicable to penny stocks, the market liquidity for our common stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market in the future.

We have additional securities available for issuance, including preferred stock, which if issued could adversely affect the rights of the holders of our common stock.

Our articles of incorporation authorize the issuance of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The common stock and preferred stock can be issued by our board of directors without stockholder approval. Accordingly, our stockholders will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock would further dilute the percentage ownership of our Company held by the public stockholders.

Risks Related to the Industry and Our Operations

Our business venture into the digital pathology business is subject to a high risk of failure.

Our business venture into the Digital Pathology consulting is at a very early stage and is subject to a high risk of failure. In order to establish commercial viability, we will have to acquire a large customer base.  There can be no assurances that we will be able to do so.

We are uncertain of our ability to protect the information.

We rely on trade secrets, know-how and continuing knowledge to achieve and thereafter maintain a competitive advantage with respect to the Digital Pathology consulting.  Although we have entered into and we intend to enter into confidentiality and invention agreements with employees, consultants, certain potential customers and advisors, no assurance can be given that such agreements will be honored or that we will be able to effectively protect our rights to our unpatented trade secrets and know-how.  Moreover, no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to our trade secrets and know-how.

Our failure to develop our limited marketing capabilities would have a material adverse effect on our business.

We have limited marketing capabilities and resources to expend on marketing the Digital Pathology consulting.  In order to achieve market penetration we will have to undertake significant efforts and expenditures to create awareness of, and demand for, our Digital Pathology consulting and products.  Our ability to penetrate the market and build our customer base will be substantially dependent on our marketing efforts, including our ability to encourage customers to adopt Digital Pathology.  No assurance can be given that we will succeed. Our failure to successfully develop our marketing capabilities, both internally and through third-party joint ventures, would have a material adverse effect on our business, operating results and financial condition.

We are dependent on key personnel, the loss of whose services could materially adversely impact our business and prospects.

Our success in the Digital Pathology consulting business will be largely dependent upon the efforts of the principals who are developing the Digital Pathology consulting business and the employees hired by us to assist such principals in developing such customer base.  The loss of the services of any of these individuals could have a material adverse effect on our digital pathology consulting business and prospects.  There can be no assurance that we will be able to retain the services of such individuals in the future.  Our success will be dependent upon our ability to hire and retain qualified technical, research, management, marketing and financial personnel. We will compete with other companies with greater financial and other resources for such personnel.  Although we have not to date experienced difficulty in attracting qualified personnel, there can be no assurance that it will be able to retain the personnel it hires or acquire additional qualified personnel as and when needed.

There are economic and general risks relating to business.

The success of our activities is subject to risks inherent in business generally, including demand for products and services; general economic conditions; changes in taxes and tax laws; and changes in governmental regulations and policies.

Control by key stockholders limits investors’ ability to participate in our management.

Our largest stockholder, Eric Stoppenhagen, represents approximately 100% of the voting power of our outstanding capital stock.  If the Company sells additional shares will still have only limited rights to participate in our management.

Our business plan will take a significant amount of time to implement.

The research and development related to the Digital Pathology consulting and our business plan will take a significant amount of time to implement.  Investors must be prepared to hold the Shares as a long term investment as the value of the Shares will not increase in value in the short term, if ever.

Absence of cash dividends may affect the investment value of our common stock.

The Board of Directors has not and does not anticipate paying cash dividends on the common stock of the Company for the foreseeable future and intends to retain any future earnings to finance the growth of the Company’s business.  Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company, as well as legal limitations on the payment of dividends out of paid-in capital.

The issuance of options may dilute the interest of stockholders.

We currently do not have a stock option or similar plan, but we may adopt a stock option and restricted stock plan in the future. If we do adopt such a plan, we may grant stock options to our officers, directors, employees and consultants.  We have not granted any warrants or options exercisable to purchase shares of our common stock. To the extent that any such stock options are issued and exercised, dilution to the interests of our stockholders may occur.  Moreover, the terms upon which we will be able to obtain additional equity capital may be adversely affected since the holders of the outstanding options can be expected to exercise them at a time when we would, in all likelihood, be able to obtain any needed capital on terms more favorable to us than those provided in such outstanding options. The issuance of options may dilute the interest of stockholders.

We have additional securities available for issuance, which, if issued, could adversely affect the rights of the holders of our common stock.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of our common stock and 10,000,000 shares of preferred stock. The common stock and preferred stock can be issued by our board of directors, without stockholder approval.  Any future issuances of our common stock or preferred stock would further dilute the percentage ownership of our Company held by public stockholders.

Authorization of preferred stock.

Our Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by its Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although we have no present intention to issue any shares of its authorized preferred stock, there can be no assurance that the Company will not do so in the future.

Indemnification of officers and directors.

The Articles of Incorporation and Bylaws of the Company contain broad indemnification and liability limiting provisions regarding our officers, directors and employees, including the limitation of liability for certain violations of fiduciary duties.  Stockholders of the Company therefore will have only limited recourse against the individuals.

ITEM 2.	MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The Company was incorporated in Nevada on October 5, 2010.  The Company is in the development stage as defined in Financial Accounting Standards Board Statement No. 7.

DigiPath focuses on the business of providing advisory services for clients involved within healthcare.  Services range the full breadth of management operations for marketing, product development, sales, outreach, operations, customer service, regulatory, and financial.  Clients include Manufacturer (hardware and software), Distribution & Service Firms (USA, Canada, Europe, Middle East, Asia, Latin America), Laboratories (reference, hospital owned, independent), Private Pathology Practices (associated with hospitals), and Centers of Excellence (USA, Canada, Europe, Middle East, Asia, Latin America).

DigiPath is your Healthcare Technology advisors to improve the care of your patients.  For over cumulative 60 years, the DigiPath’s team has focused on adoption of digital pathology within the healthcare community.

The DigiPath team provides advisory services to ensure your digital pathology solutions provide 1) improved patient care; 2) exceed your return on investment goals; 3) minimize any operational inefficiency; and 4) provide a means for your firm to stay competitive.

DigiPath’s advisory services are about collaboration with our stakeholders.  Consulting is about collaboration. Bringing together the client’s functional expertise and DigiPath’s process expertise is the secret of assuring a return on investment from DigiPath advisory services.  DigiPath offers advisory services throughout the workflow for the difference stakeholders, including marketing, product development, outreach & sales, operations, customer service, regulatory, and financial services.

Liquidity and Capital Requirements

The Company currently has a limited cash flow.  Expenses to date have been paid by management.  The costs of implementing our business plan for the next 12 months and beyond such time will be paid with earnings, money in our treasury, the raising additional capital, and/or obtain financing.  Currently, our majority shareholder, Eric Stoppenhagen, has indicated their willingness to advance us funds when needed.

During the next 12 months we anticipate incurring costs related to:

(i)	filing of Exchange Act reports,
(ii)	auditor fees,
(iii)	transfer agent fees, and
(iv)	costs relating to implementing our business plan.

We believe we will be able to meet these costs through use of funds in our treasury, through deferral of fees by certain service providers and additional amounts, as necessary, to be loaned to or invested in us by our stockholders, management or other investors.

Off-Balance Sheet Arrangements

We have not entered into any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources and would be considered material to investors.

ITEM 3.	DESCRIPTION OF PROPERTY

The Company neither rents nor owns any properties. The Company utilizes office space provided free of charge by Eric Stoppenhagen, our majority shareholder. The Company will continue to maintain its offices at this address until revenues increase, if ever. Upon an increase in revenues, we plan to be opening representative offices shortly in San Francisco, CA, Omaha, Nebraska, Boston, Massachusetts, and Cairo, Egypt.

ITEM 4.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(a)	Security ownership of certain beneficial owners.

The following table sets forth, as of January 10, 2011, the number of shares of Common Stock owned of record and beneficially by executive officers, directors and persons who hold 5% or more of the outstanding Common Stock of the Company.

Name and Address	Amount and Nature of Beneficial Ownership	Percentage of Class Common Stock(1)
Eric Stoppenhagen 1328 W. Balboa Blvd. Suite C Newport Beach, CA 92661	5,000,000	100%

All Officers and Directors as a group	5,000,000	100%

*           Represents less than 1%.

(1)
The percent of Common Stock owned is calculated using the sum of (A) the number of shares of Common Stock owned, and (B) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the numerator, and the sum of (Y) the total number of shares of Common Stock outstanding (5,000,000), and (Z) the number of warrants and options of the beneficial owner that are exercisable within 60 days, as the denominator.

ITEM 5.	DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

(a) Identification of Directors and Officers

Our officers and directors and additional information concerning them are as follows:

The names and ages of the directors and executive officers of the Company, and their positions with the Company, are as follows:

Name	Age	Position

Eric Stoppenhagen	37	President, Chief Financial Officer, Secretary, Treasurer and Director

Directors are elected for a period of one year and until their successors are duly elected.  Executive officers are elected by the Board of Directors.

Eric Stoppenhagen, has been then Company’s President, Chief Financial Officer, Secretary, Treasurer and Director since October 2010.  He has been involved in the Digital Pathology space since 2003 providing Sales, Business Development, Operations, and Financials support to Trestle Holdings, Inc. and BioImagene, Inc.  He also provides financial and management services to small to medium-sized companies that either are public or desire to become public. He provides CFO services to these companies, which includes as transaction advice, preparation of security filings and advice regarding compliance with corporate governance requirements. Mr. Stoppenhagen has more than ten years of financial experience having served in an executive capacity for several public and private companies; including as Interim President of Trestle Holdings, Inc., a public company, from 2006 to 2009; President of Trist Holdings, Inc., a public company, from 2007 to 2010, President of Catalyst Lighting Group, Inc., a public company, from 2010, and Chief Financial Officer of Jardinier Corporation, an irrigation systems company from 2007 to 2008. Mr. Stoppenhagen is a Certified Public Accountant and holds a Juris Doctorate and Masters of Business Administration both from George Washington University. Additionally, he holds a Bachelor of Science in Finance and a Bachelor of Science in Accounting both from Indiana University.

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

(b) Significant Employees.

None.

(c) Family Relationships.

None.

(d) Involvement in Certain Legal Proceedings.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, promoter or control person of Registrant during the past five years.

(e) The Board of Directors acts as the Audit Committee and the Board has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. Further, the Company believes that it has inadequate financial resources at this time to hire such an expert. The Company intends to continue to search for a qualified individual for hire. Prior Blank Check Company Experience

(f) Code of Ethics

The Company has adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions.  A copy of the Company’s code of ethics may be obtained free of charge by contacting the Company at the address or telephone number listed on the cover page hereof.

In summary, DigiPath expects employees at all levels to observe and respect the laws and regulations and standards of business conduct that govern the conduct of our business. The Company is committed to designing, applying, and enforcing a corporate compliance program that will assist its employees in achieving this goal.

All employees are expected to read and understand this Code, uphold these standards in day-to-day activities, comply with all applicable policies and procedures, and ensure that all contractors, representatives and agents are aware of, understand and adhere to these standards.

ITEM 6.	EXECUTIVE COMPENSATION

The Company’s current officers nor directors have not received any cash remuneration since inception. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity.

No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of its employees.

The following table and related footnotes show the compensation paid during the fiscal years ended September 30, 2010 and 2009.

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Awards of Stock, Options and Warrants

Eric Stoppenhagen President	2010 2009	N/A N/A	N/A N/A	N/A N/A	N/A N/A

ITEM 7.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related Transactions.

None

Corporate Governance and Director Independence.

The Company has not:

•
established its own definition for determining whether its directors and nominees for directors are “independent” nor has it adopted any other standard of independence employed by any national securities exchange or inter-dealer quotation system, though our current director would not be deemed to be “independent” under any applicable definition given that he is an officer of the Company; nor

•	established any committees of the board of directors.

Given the nature of the Company’s business, its limited stockholder base and the current composition of management, the board of directors does not believe that the Company requires any corporate governance committees at this time. The board of directors takes the position that management of a target business will establish committees that will be suitable for its operations after the Company consummates a business combination.

As of the date hereof, the entire board serves as the Company’s audit committee.

ITEM 8.	LEGAL PROCEEDINGS.

Presently, there are not any material pending legal proceedings to which the Registrant is a party or as to which any of its property is subject, and the Registrant does not know nor is it aware of any legal proceedings threatened or contemplated against it.

ITEM 9.  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market Information.

The Company’s common stock is currently not quoted on the OTC Markets or the OTC Bulletin Board and the Company was formed on October 5, 2010.  Therefore, there is no market information.

Quarter Ended	High		Low
March 31, 2009	$	N/A	$	N/A
June 30, 2009		N/A		N/A
September 30, 2009		N/A		N/A
December 31, 2009		N/A		N/A
March 31, 2010		N/A		N/A
June 30, 2010		N/A		N/A
September 30, 2010		N/A		N/A
December 31, 2010	$	N/A	$	N/A

           There is no closing price of our common stock as we are not reported.

(b) Holders

As of January 10, 2011, there was one holder of record of our common stock.

(c) Dividends.

The Registrant has not paid any cash dividends to date and does not anticipate or contemplate paying dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the development of the Registrant's business.

(d) Securities Authorized for Issuance under Equity Compensation Plans.

None.

ITEM 10.	RECENT SALES OF UNREGISTERED SECURITIES.

On October 8, 2010, the Company issued 5,000,000 restricted shares of the Company’s common stock for services rendered valued at $5,000.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances. We believed that Section 4(2) was available because:

•	None of these issuances involved underwriters, underwriting discounts or commissions;

•	We placed restrictive legends on all certificates issued;

•	No sales were made by general solicitation or advertising;

•	Sales were made only to accredited investors

In connection with the above transactions, we provided the following to all investors:

•	Access to all our books and records.

•	Access to all material contracts and documents relating to our operations.

•	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

The Company’s Board of Directors has the power to issue any or all of the authorized but unissued Common Stock without stockholder approval. The Company currently has no commitments to issue any shares of common stock.

ITEM 11.	DESCRIPTION OF REGISTRANT’S SECURITIES

(a) Common or Preferred Stock.

Common Stock

We are authorized to issue up to 50,000,000 shares of our common stock, $.001 par value per share (“common stock”), of which 5,000,000 shares of common stock are currently outstanding. Voting rights for the common stock are not cumulative.  Upon our liquidation, dissolution or winding up, our assets, after the payment of liabilities, will be distributed pro rata to the holders of the common stock after distribution is made of any class of stock with priority over the common stock.  The holders of the common stock do not have preemptive rights to subscribe for additional shares of common stock.  The shares of common stock presently outstanding are fully paid and non-assessable.  Holders of common stock are entitled to share equally in dividends when, as and if declared by our Board of Directors out of funds legally available therefor.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock. We have not issued any shares of our preferred stock. The preferred stock can be issued by, and the terms of the preferred stock, including dividend rights, voting rights, liquidation preference and conversion rights can generally be determined by, our board of directors without stockholder approval. Any issuance of preferred stock could adversely affect the rights of the holders of common stock by, among other things, establishing preferential dividends, liquidation rights or voting powers. Accordingly, our stockholders will be dependent upon the judgment of our management in connection with the future issuance and sale of shares of our common stock and preferred stock, in the event that buyers can be found therefor. Any future issuances of common stock or preferred stock would further dilute the percentage ownership of our Company held by the public stockholders. We currently maintain a class of blank check preferred stock, over which our Board may, from time to time, file certificates of designation of rights and preferences for a series of preferred stock.  The certificate of designation will establish the voting powers, designations, preferences, limitations, restrictions, conversion features and relative rights of each series.  The preferred stock may be issued for consideration as determined by the Board without any action from the stockholders.  The purpose of the preferred class is to grant preferential rights to certain persons for adequate consideration.   The creation of a preferred class of stock does not have an immediate effect on stockholders of our common stock. Each stockholder retains the same proportionate interest in our company as he/she/it held prior to the establishment of the preferred stock.  However, when preferred stock is issued in the future, the preferential rights of the preferred stock must be satisfied before the holders of common stock are entitled to receive dividends or to participate pro rata in any distribution of assets available for distribution upon a liquidation of our company.

Dividends

Dividends, if any, will be contingent upon the Company’s revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of the Company’s Board of Directors. The Company presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Trading of Securities in Secondary Market

There is currently no trading of our securities in any markets.

Rules 504, 505 and 506 of Regulation D

We do not intend to conduct a registered offering of our securities at this time. We have taken no action in furtherance of any offering of any securities at this time as our only activities since inception have been limited to organizational efforts, obtaining initial financing, and preparing a registration statement on Form 10 to file with the Securities and Exchange Commission.

Transfer Agent

Currently the Company acts as its own transfer agent.  However, the Company plans to appoint a different transfer agent within the next six months.

(b) Debt Securities.

None.

(c) Other Securities To Be Registered.

None.

ITEM 12.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Articles of Incorporation provide for the indemnification of our directors, officers, employees and agents to the fullest extent permitted by the laws of the State of Nevada. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any of its directors, officers, employees or agents against expenses actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except for an action by or in right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, provided that it is determined that such person acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 78.751 of the Nevada Revised Statutes requires that the determination that indemnification is proper in a specific case must be made by: (a) the stockholders, (b) the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding or (c) independent legal counsel in a written opinion (i) if a majority vote of a quorum consisting of disinterested directors is not possible or (ii) if such an opinion is requested by a quorum consisting of disinterested directors.

Article VIII of our By-laws provides that:

Section 1. Indemnification.  Unless otherwise provided in the Corporations’ Articles of Incorporation, the Corporation shall indemnify the officers, directors, employees or agents of the Corporation to the fullest extent permitted by Nevada law as the same exists or may hereafter be amended from time to time.  For the avoidance of doubt, the indemnification permitted or contemplated herein is intended to be to the fullest extent permissible under Nevada law as the same exists or may hereafter be amended from time to time.

Section 2.  Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including amounts paid in settlement and attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. For all purposes under this Article VIII, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 3. Actions by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the Corporation or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

Section 4. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 2 or Section 3 of this Article VIII, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense.

Section 5. Determination of Conduct. Any indemnification under Section 2 or Section 3 of this Article VIII (unless ordered by a court or advanced pursuant to Section 6 of this Article VIII) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. Such determination shall be made (a) by the stockholders, (b) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, (c) by independent legal counsel in a written opinion if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceedings so orders, or (d) by independent legal counsel in a written opinion if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained.

Section 6. Payment of Expenses in Advance. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation as they are incurred and in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this Section 5 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

Section 7. Indemnity Not Exclusive. The indemnification and advancement of expenses authorized herein or ordered by a court shall not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the Articles of Incorporation, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 3 of this Article VIII or for the advancement of expenses made pursuant to Section 6 of this Article VIII, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. The indemnification and advancement of expenses shall continue for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 8.  Elimination of Liability.  The liability of an officer or director (including without limitation, any personal liability to the Corporation or its stockholders for damages for breach of fiduciary duty as an officer or director) shall be eliminated or limited to the fullest extent permitted by Nevada law, as the same exists or may be amended from time to time.

Section 9.  Effect of Amendment or Repeal.  Except as provided in the Corporation’s Articles of Incorporation or by Nevada law, this Corporation reserves the right to amend or repeal any provision contained in these Bylaws, all pursuant to and in accordance with Article IX hereof.  However, any amendment to or repeal of any of the provisions in this Article VIII shall not adversely affect any right or protection of a director or officer of the Corporation for or with respect to any act or omission of such director or officer occurring prior to such amendment or repeal.

           Section 10.  Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was an officer, director, employee or agent of the Corporation against any liability asserted against or incurred by the officer, director, employee or agent in such capacity or arising out of such person’s status as such whether or not the Corporation would have the power to indemnify the officer, or director, employee or agent against such liability.

Section 11.  The Corporation. For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents. Accordingly, any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under and subject to the provisions of this Article VIII (including, without limitation, the provisions of Section 5) with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ITEM 13.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

None.  On October 8, 2010, our Board approved the engagement of ANTON & CHIA, CPAs as the Company’s independent registered public accounting firm. We have not included financial statements as we commenced business on October 5, 2010. The Company’s year end is September 30.

ITEM 14.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Company and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements

None.

(b) Exhibits

Exhibit
Number	Description

3.1	Articles of Incorporation.
3.2	By-Laws
14.1	Code of Business Ethics and Conduct Dated October 12, 2010
23	Consent of the Independent Registered Public Accounting Firm Anton & Chia, LLP

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

January 10, 2011	DIGIPATH, INC.

By: /s/ ERIC STOPPENHAGEN
Name: Eric Stoppenhagen
Title: President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Eric Stoppenhagen his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Eric Stoppenhagen Eric Stoppenhagen	President, Chief Financial Officer, Secretary, Treasurer and Director	January 10, 2011